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Exhibit 23.1

CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions, "The Merger" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-90882) and related joint proxy statement/prospectus of REMEC, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 6, 2002, with respect to the consolidated financial statements and schedule of REMEC, Inc. included in its Annual Report (Form 10-K/A) for the year ended January 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

San Diego, California
November 11, 2002

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS